Exhibit 23.2
February 14, 2024

CONSENT OF QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), consents to:

•the public filing by the Company and use of:

1.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia” (the “Greenbushes Technical Report Summary”), with an effective date of June 30, 2023 and dated February 9, 2024;

2.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Salar de Atacama Region II, Chile” (the “Salar de Atacama Technical Report Summary”), with an effective date of August 31, 2022 and dated February 14, 2023; and

3.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA” (the “Silver Peak Technical Report Summary”), with an effective date of September 30, 2022 and dated February 14, 2023; and

4.the technical report titled “SEC Technical Report Summary Initial Assessment Wodgina Western Australia” (the “Wodgina Technical Report Summary” and together with the Greenbushes Technical Report Summary, the Salar de Atacama Technical Report Summary and the Silver Peak Technical Report Summary, the “Technical Report Summaries”), with an effective date of December 31, 2022 and dated February 14, 2023 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as exhibits to this Form 10-K (with the exception of the Salar de Atacama Technical Report Summary and the Silver Peak Technical Report Summary, which were filed as exhibits to the Current Report on Form 8-K filed on February 15, 2023 (the “Form 8-K”) and referenced in the Form 10-K).

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statements on Form S-3 (No. 333-269815) and the Registration Statements on Form S-8 (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and Registration Statements.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summary. SRK certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.